Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of James River Coal Company of our reports dated March 1, 2011 and March 29, 2010, except for Notes 3, 5 and 7, as to which the date is March 1, 2011 relating to the financial statements of International Resource Partners LP, which appears in the Form S-3 (Registration No. 333-168628) of James River Coal Company.

/s/ PriceWaterhouseCoopers LLP

Pittsburgh, PA
March 18, 2010